EXHIBIT 21



                    SUBSIDIARIES OF SOTHEBY'S HOLDINGS, INC.

    The subsidiaries of Sotheby's Holdings, Inc., which are wholly owned except where indicated, are as follows:

                                                               JURISDICTION OF
                                                                INCORPORATION
                                                               ---------------
Sotheby's Holdings, Inc. ...................................   Michigan
  Sotheby Parke Bernet Stamp Auction, Inc. .................   Connecticut
  Sotheby's Art Sales Corp. ................................   New York
  Sotheby's (Canada), Inc. .................................   Canada
  Sotheby's Financial Services, Inc. .......................   Nevada
    SFS California, Inc. ...................................   Nevada
  Sotheby's International Realty, Inc. .....................   Michigan
    Sotheby's International Realty Affiliates, Inc. ........   New York
    Sotheby's International Realty of Colorado, Inc. .......   Michigan
    Sotheby's International Realty Ltd. ....................   United Kingdom
    Sotheby's International Realty S.A. ....................   Spain
  Sotheby's Service Corporation.............................   Delaware
  SPTC, Inc. ...............................................   Nevada
    Sotheby's Nevada, Inc. .................................   Nevada
      Acquavella Modern Art (50%)...........................   Nevada
  SFS Holdings, Inc. .......................................   Delaware
    Fine Art Insurance Ltd. ................................   Bermuda
  Sotheby's Inc. ...........................................   New York
    Edmund Peel Fine Art Ltd................................   Jersey
    Edmund Peel Fine Art S.L................................   Spain
        Edmund Peel y Asociados S.A.........................   Spain
    Etablissement Sotheby...................................   Liechtenstein
    Oatshare Limited........................................   United Kingdom
      International Art & Antique Loss Register Ltd. (20%)..   United Kingdom
      Sotheby International Travel Limited..................   United Kingdom
      Sotheby's.............................................   United Kingdom
        Art Development (India) Ltd. .......................   United Kingdom
          Sotheby's India Pvt. Ltd. (India) (50%)...........   United Kingdom
        The Bond Street Kiosk Ltd. .........................   United Kingdom
        Clark Nelson Limited (USA)..........................   New York
        Lexbourne Limited (50%).............................   United Kingdom
        Parke & Co. Limited (55%)...........................   United Kingdom
        Parke & Co. Investments, Ltd. ......................   United Kingdom
        Sotheby's London....................................   United Kingdom
        Sotheby's Espana S.A. ..............................   Spain
        Suitlast Ltd. ......................................   United Kingdom
      Sotheby's Financial Services Ltd......................   United Kingdom
    Sotheby Parke Bernet, Inc. .............................   Delaware
    Sotheby Parke Bernet Nederland B.V. ....................   Netherlands
        Sotheby Mak van Waay B.V. ..........................   Netherlands
        Sotheby's Israel, Ltd. .............................   Israel
    Sotheby's A.G. .........................................   Switzerland
        Sotheby's Scandinavia A.B. .........................   Sweden
        Sotheby's Italia s.r.l. ............................   Italy
    Sotheby's Asia, Inc. ...................................   Michigan
        Sotheby's Japan Ltd. ...............................   Japan
        Sotheby's Hong Kong, Ltd. ..........................   Hong Kong
        Sotheby's Australia Pty Ltd. (50.25%................   Australia
        Sotheby's Asia Ltd. ................................   Bermuda
          Sotheby's Monaco S.A.M. ..........................   Monaco
          Sotheby's Taiwan Ltd. ............................   Taiwan
          Sotheby's Australia Pty Ltd. (49.75%).............   Australia
          Sotheby's Deutschland GmbH........................   West Germany
      Sotheby's Kunstauktionen G.m.b.H. ....................   Austria
        Sotheby's Hungary Ltd. .............................   Hungary
    Sotheby's France S.A.R.L. ..............................   France
    Sotheby's Holdings International, Inc. .................   Michigan
      Sotheby's International, Ltd. ........................   United Kingdom
    Sotheby's Special Sales, Inc. ..........................   Delaware
        Advisory Services S.A. .............................   Argentina
    York Avenue Development, Inc. ..........................   New York